Exhibit 8.1
August 22, 2005
Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Ladies and Gentlemen:
          We have acted as counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a Form S-3 (the “Registration Statement”) with respect to the offering and resale (the “Offering”) of (i) up to 7,447,865 shares of our Series B-1 Cumulative Convertible Redeemable Preferred Stock (the “Series B-1 Preferred Stock”), (ii) up to 7,447,865 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) issuable upon conversion of the Series B-1 Preferred Stock and (iii) up to 2,070,000 shares of Common Stock issued in a private placement on July 1, 2005, such Registration Statement as filed with the Securities and Exchange Commission (“SEC”) on July 22, 2005. You have requested our opinion as to certain United States federal income tax matters in connection with the Offering.
          In connection with our opinion, we have examined and relied upon the following:
          1. the Company’s Articles of Amendment and Restatement, in the form filed as an exhibit to the Registration Statement;
          2. the Company’s Articles Supplementary (Series A Preferred Stock), in the form filed as an exhibit to the Registration Statement;
          3 the Company’s Articles Supplementary (Series B Preferred Stock), in the form filed as an exhibit to the Registration Statement;
          4. the Company’s Amended and Restated Bylaws, as amended by Amendment No. 1 thereto, in the form filed as an exhibit to the Registration Statement;
          5. the Registration Statement, including the prospectus (the “Prospectus”) contained as a part thereof;
          6. the Certificate of Limited Partnership of Ashford Hospitality Limited Partnership (the “Operating Partnership”) effective July 25, 2003, as certified by the Secretary of State of the State of Delaware;

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          7. the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership between Ashford OP General Partner LLC, as the general partner, and Ashford OP Limited Partner LLC, and certain officers, directors and others as the limited partners (the “Operating Partnership Agreement”), as amended through August 15, 2005, as certified by the Secretary of the Company, as the sole member of the general partner of the Operating Partnership;
          8. the leases entered into between any taxable REIT subsidiary of the Company and the Partnership/Limited Liability Company Subsidiaries, a form of which is attached to the Officer’s Certificate (as defined below);
          9. the articles of incorporation, bylaws and stock ownership information of each corporation and its subsidiaries in which the Company directly or indirectly owns an interest, as set forth in the Officer’s Certificate (the “Corporate Subsidiaries”);
          10. the certificate of formation, if applicable, and the partnership agreement or limited liability company operating agreement, as applicable, of each partnership or limited liability company in which the Company directly or indirectly owns an interest (other than through Ashford TRS Corporation or Ashford TRS VI Corporation), as set forth in the Officer’s Certificate (the “Partnership/Limited Liability Company Subsidiaries”); and
          11. such other documents, records and matters of law as we have deemed necessary or appropriate for rendering this opinion.
          In our examination, we have assumed (i) the authenticity and completeness of all original documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (iii) the authority and capacity of the individual or individuals who executed any document on behalf of any person or entity to so execute such document, (iv) the genuineness of all signatures on documents examined by us, and (v) the accuracy and completeness of all records made available to us. We have assumed that each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed. In connection with the opinion rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate, and have assumed that all representations made “to the best knowledge of” any person will be true, correct and complete as if made without that qualification. We have also assumed, with your consent, that:
          1. for its taxable years ending December 31, 2003, and December 31, 2004, and in future taxable years, the Company did and will operate in a manner that will make the representations contained in a certificate, dated August 15, 2005, and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), true for such years;
          2. the Company has not made and will not make any amendments to its organization documents or allow amendments to the Operating Partnership Agreement or

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organization documents of the Corporate Subsidiaries or partnership agreements of the Partnership/Limited Liability Company Subsidiaries after the date of this opinion that would affect its qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for any taxable year; and
          3. no action has been or will be taken by the Company, the Operating Partnership, the Partnership/Limited Liability Company Subsidiaries or the Corporate Subsidiaries after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.
          Based on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, and the discussion in the Prospectus under the caption “Federal Income Tax Consequences Of Our Status As A REIT” (which is incorporated herein by reference), we are of the opinion that:
          (b) for the Company’s taxable years ending on December 31, 2003, and December 31, 2004, the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and the Company’s organization and present and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and
          (c) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Federal Income Tax Consequences Of Our Status As A REIT” are correct in all material respects, and the discussion thereunder expresses the opinion of Andrews Kurth LLP insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters.
          We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.
          The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the “Regulations”), published administrative interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT. Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue Service and the

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courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention. If any one of the statements, representations, warranties or assumptions that we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Andrews Kurth LLP under the captions “Federal Income Tax Consequences Of Our Status As A REIT” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours, /s/ Andrews Kurth LLP
TWF; TRP

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